Exhibit 99.2

Remedent Sets Third Fiscal Quarter 2009 Conference Call for Tuesday, February 24 at 11:00 a.m. ET

DEURLE, Belgium and LOS ANGELES, Calif. -- February 18, 2009 -- Remedent, Inc. (OTCBB: REMI), an international company specializing in the research, development, and manufacturing of oral care and cosmetic dentistry products, will hold a conference call on Tuesday, February 24, 2009 at 11:00 a.m. Eastern time to discuss results for the third fiscal quarter ended December 31, 2008.

Financial results will be issued in a press release and filed with the U.S. Securities and Exchange Commission on Form 10-Q prior to the call. Remedent Chairman Guy De Vreese and CFO Stephen Ross will host the presentation, followed by a question and answer period.

Date: Tuesday, February 24, 2009

Time: 11:00 a.m Eastern time (8:00 a.m. Pacific time)

Dial-In Number: 1-866-952-1906

International: 1-785-424-1825

Conference ID#: 7REMEDENT

A simultaneous webcast and replay of the call will be accessible via this link: http://viavid.net/dce.aspx?sid=00005E7F.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

A telephone replay of the call will be available from 2:00 p.m. Eastern time on the same day until March 24, 2009:

Toll-free replay number: 1-800-283-8217

International replay number: 1-402-220-0868

(No passcode required)

About Remedent

Remedent, Inc. specializes in the research, development, manufacturing and marketing of oral care and cosmetic dentistry products. The company serves the dental community with unique veneer, teeth whitening and sensitivity products that are recognized for their technological superiority and ease-of-application. Headquartered in Belgium, and with offices in California and Singapore, Remedent distributes its products to more than 35 countries worldwide.

Contact:

Company Contacts:

Stephen Ross, CFO

Remedent, Inc.

Tel 310-922-5685

docktor99@aol.com

Investor Relations:

Ron Both

Managing Director

Liolios Group, Inc.

Tel (949) 574-3860

info@liolios.com